Exhibit 20.2
Page 1 of 3

                   Navistar Financial 1995 - A Owner Trust
                         For the Month of March 1998
                      Distribution Date of April 20, 1998
                           Servicer Certificate #35

Original Pool Amount                                      $424,879,281.80

Beginning Pool Balance                                     $79,351,205.60
Beginning Pool Factor                                           0.1867618

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $7,008,513.64
     Interest Collected                                       $722,195.82

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $184,312.69
Total Additional Deposits                                     $184,312.69

Repos / Chargeoffs                                             $46,251.49
Aggregate Number of Notes Charged Off                                  53

Total Available Funds                                       $7,627,465.84

Ending Pool Balance                                        $72,583,996.78
Ending Pool Factor                                              0.1708344

Servicing Fee                                                  $66,126.00

Repayment of Servicer Advances                                $287,556.31

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,317,868.16
     Target Percentage                                               6.00%
     Target Balance                                         $4,355,039.81
     Minimum Balance                                        $8,922,464.92
     (Release) / Deposit                                     ($395,403.24)
     Ending Balance                                         $8,922,464.92

Current Weighted Average APR:                                      10.444%
Current Weighted Average Remaining Term (months):                   19.66

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days            $1,771,420.83     569
                                31 - 60 days             $163,542.37     153
                                60+  days                $113,794.10      49

     Total:                                            $2,048,757.30     599

     Balances:                  60+  days                $578,649.10      49

Memo Item - Reserve Account
     Prior Month                                       $8,922,464.92
+    Invest. Income                                       $36,271.87
+    Excess Serv.                                        $359,131.37
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $9,317,868.16


Exhibit 20.2
Page 2 of 3

Navistar Financial 1995 - A Owner Trust
For the Month of March 1998

                                                                                     NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $424,879,281.80     $80,000,000.00    $330,000,000.00    $14,879,281.80
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             96.50%             3.50%
     Coupon                                                                5.900%             6.550%            6.850%

Beginning Pool Balance                          $79,351,205.60
Ending Pool Balance                             $72,583,996.78

Collected Principal                              $6,720,957.33
Collected Interest                                 $722,195.82
Charge - Offs                                       $46,251.49
Liquidation Proceeds / Recoveries                  $184,312.69
Servicing                                           $66,126.00
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $7,561,339.84

Beginning Balance                               $79,351,205.60              $0.00     $71,853,938.39     $7,497,267.21

Interest Due                                       $434,999.65              $0.00        $392,202.75        $42,796.90
Interest Paid                                      $434,999.65              $0.00        $392,202.75        $42,796.90
Principal Due                                    $6,767,208.82              $0.00      $6,530,356.51       $236,852.31
Principal Paid                                   $6,767,208.82              $0.00      $6,530,356.51       $236,852.31

Ending Balance                                  $72,583,996.78              $0.00     $65,323,581.88     $7,260,414.90
Note / Certificate Pool Factor                                             0.0000             0.1980            0.4880
   (Ending Balance / Original Pool Amount)
Total Distributions                              $7,202,208.47              $0.00      $6,922,559.26       $279,649.21

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $359,131.37
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,317,868.16
(Release) / Draw                                  ($395,403.24)
Ending Reserve Acct Balance                      $8,922,464.92


Exhibit 20.2
Page 3 of 3

Navistar Financial 1995 - A Owner Trust
For the Month of March 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                  4                  3                   2                  1
                                         Nov-97             Dec-97             Jan-98              Feb-98             Mar-98
Beginning Pool Balance             $110,699,693.64     $103,498,381.60     $93,080,172.51     $86,209,584.99     $79,351,205.60

A)   Loss Trigger:
Principal of Contracts Charged Off       $5,026.82           $1,069.66        $456,053.72         $71,697.69         $46,251.49
Recoveries                             $411,836.30         $305,192.54         $88,153.58        $107,486.79        $184,312.69

Total Charged Off (Months 5, 4, 3)     $462,150.20
Total Recoveries (Months 3, 2, 1)      $379,953.06
Net Loss / (Recoveries) for 3 Mos       $82,197.14 (a)

Total Balance (Months 5, 4, 3)     $307,278,247.75 (b)

Loss Ratio Annualized  [(a/b) * (12)]       0.3210%

Trigger:  Is Ratio > 1.5%                       No
                                                                               Jan-98              Feb-98             Mar-98

B)   Delinquency Trigger:                                                     $746,607.02        $666,304.36        $578,649.10
     Balance delinquency 60+ days                                                0.80211%           0.77289%           0.72923%
     As % of Beginning Pool Balance                                              1.09130%           1.00682%           0.76808%
     Three Month Average

Trigger:  Is Average > 2.0%                      No

C)   Noteholders Percent Trigger:            2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                      No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer